EXHIBIT 11


                             LASERSIGHT INCORPORATED
                        COMPUTATION OF PER SHARE EARNINGS
                   THREE MONTHS ENDED MARCH 31, 2002 AND 2001


                                                    Three Months Ended
                                                         March 31,
                                                -------------  -------------
                                                      2002           2001
                                                -------------  -------------
BASIC AND DILUTED

          Weighted average shares outstanding      26,488,000     23,514,000
                                                 ============   ============

          Net loss                               $ (5,078,942)    (2,472,264)
                                                 ============   ============

          Basic loss per share                   $      (0.19)         (0.11)
                                                 ============   ============

ADDITIONAL DILUTED CALCULATION

          Net loss, above                        $ (5,078,942)    (2,472,264)
                                                 ============   ============

          Additional adjustment to weighted average number of shares:

           Weighted average shares outstanding,
            above                                  26,488,000     23,514,000
          Dilutive effect of contingently
            issuable shares, stock options and
            convertible preferred stock             1,284,000      2,045,000
                                                 ------------   ------------

          Weighted average number of shares,
            adjusted                               27,772,000     25,559,000
                                                 ============   ============

          Diluted loss per share, adjusted       $      (0.18)(A)      (0.10)
                                                 ============   ============


      (A) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 13-14 of SFAS 128 because it produces an anti-dilutive result.